Exhibit 99.1

News Release For Immediate Release http://www.ball.com	Investor Contact: Ann T. Scott (303) 460-3537, ascott@ball.com Media Contact: Renee Robinson (303) 460-2476, rarobins@ball.com

Ball Reports Strong First Quarter 2014 Results

Highlights
●	First quarter comparable earnings per diluted share of 81 cents vs. 58 cents in 2013

●	Global packaging volume growth and manufacturing efficiencies contributed to strong results

●	Key deliveries and milestone completions enhanced aerospace results

●	2014 free cash flow still expected to be in the range of $550 million

BROOMFIELD, Colo., May 1, 2014 — Ball Corporation (NYSE:BLL) today reported first quarter net earnings attributable to the corporation of $93.5 million, or 65 cents per diluted share (including after tax charges of $23.8 million, or 16 cents per diluted share for business consolidation costs, debt extinguishment costs and other activities) on sales of $2.0 billion, compared to $72.0 million, or 47 cents per diluted share, on sales of $2.0 billion in the first quarter of 2013. Comparable earnings per diluted share were 81 cents versus 58 cents in the first quarter of 2013.
“Stable beverage can volumes in North America, stronger than expected volumes in Europe and Brazil, as well as excellent plant and program performance, led to our strong first quarter results,” said John A. Hayes, chairman, president and chief executive officer. “We are pleased with our results and our people continue to rise to any challenges we might face.”
Details of comparable segment earnings and business consolidation activities can be found in the notes to the unaudited consolidated financial statements that accompany this news release.
Metal Beverage Packaging, Americas & Asia
Metal beverage packaging, Americas and Asia, comparable segment operating earnings were $124.9 million in the first quarter on sales of $997.6 million, compared to $104.0 million on sales of $995.2 million in 2013.
Solid demand for specialty beverage packaging and strong beer can volumes in North America, coupled with a lower cost asset base, enabled us to offset continued weakness in carbonated soft drink consumption. In Brazil, volumes continued to grow year-over-year due to the addition of the second line

Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 1

in our Alagoinhas beverage can plant, favorable weather and strong demand in advance of the 2014 World Cup. In China, volumes were down slightly due to tight capacity in our system and the transition from the relocation of our Shenzhen facility. Strong plant performance and efficiencies related to the Foshan plant optimization aided results.
Metal Beverage Packaging, Europe
Metal beverage packaging, Europe, comparable segment results in the quarter were operating earnings of $55.5 million on sales of $450.2 million, compared to $30.9 million on sales of $402.9 million in 2013.
Mid-single-digit volume growth for beverage cans across Europe, as well as excellent plant performance and good progress on our cost management programs, favorably impacted first quarter results.
Metal Food & Household Products Packaging
Metal food and household products packaging comparable segment results in the quarter were operating earnings of $36.3 million on sales of $341.1 million, compared to $34.7 million on sales of $367.2 million in 2013.
Segment results in the quarter were influenced by weaker demand in U.S. food and aerosol containers. In Europe, stronger than expected volumes and the commercial rollout of our lightweight, recycled content extruded aluminum container contributed to stronger results.
Aerospace and Technologies
Aerospace and technologies comparable quarterly segment results were operating earnings of $24.1 million on sales of $220.7 million, compared to $17.9 million on sales of $231.4 million in 2013.
Segment earnings reflected consistent delivery of contracted product and effective completion of key program milestones. During the quarter, the planet-hunting Kepler Mission celebrated five years of operations since its 2009 launch from Cape Canaveral Air Force Station in Florida. Additionally, GMI, the multi-channel, conical-scanning microwave radiometer built for NASA, successfully launched in late February and began collecting data on the Earth’s rain and snow fall. Contracted backlog levels were $868 million for the quarter and the segment is pursuing several large programs that are expected to be awarded by year end.
Outlook
“Year-to-date we have returned more than $200 million to shareholders in the form of share repurchases and dividends, and we continue to expect free cash flow in the range of $550 million for 2014,” said Scott C. Morrison, senior vice president and chief financial officer.

Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 2

“Our first quarter results exceeded our expectations. While challenges still exist, we remain confident in our ability to increase EVA dollar generation and achieve our long-term diluted earnings per share growth goal of 10 to 15 percent in 2014,” Hayes said.
Ball Corporation supplies innovative, sustainable packaging solutions for beverage, food and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Ball Corporation and its subsidiaries employ 14,500 people worldwide and reported 2013 sales of $8.5 billion. For more information, visit www.ball.com, or connect with us on Facebook or Twitter.
Conference Call Details
Ball Corporation will announce its first quarter 2014 earnings on Thursday, May 1, 2014, before trading begins on the New York Stock Exchange. At 9 a.m. Mountain Time on that day (11 a.m. Eastern), Ball will hold its regular quarterly conference call on the company’s results and performance. The North American toll-free number for the call is 800-667-8757. International callers should dial 303-223-4373. Please use the following URL for a webcast of the live call: http://www.media-server.com/m/acs/4ab86119696d47e9b9805e166e646bf9.

For those unable to listen to the live call, a taped replay will be available from 11 a.m. Mountain Time on May 1, 2014, until 11 a.m. Mountain Time on May 8, 2014. To access the replay, call 800-633-8284 (North American callers) or 402-977-9140 (international callers) and use reservation number 21711957. A written transcript of the call will be posted within 48 hours of the call’s conclusion to Ball’s website at www.ball.com/investors under “news and presentations.”

Forward-Looking Statements
This release contains “forward-looking” statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates” and similar expressions identify forward-looking statements. Such statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in our Form 10-K, which are available on our website and at www.sec.gov. Factors that might affect: a) our packaging segments include product demand fluctuations; availability/cost of raw materials; competitive packaging, pricing and substitution; changes in climate and weather; crop yields; competitive activity; failure to achieve productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; changes in major customer or supplier contracts or loss of a major customer or supplier; political instability and sanctions; and changes in foreign exchange or tax rates; b) our aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) the company as a whole include those listed plus: changes in senior management; successful or unsuccessful acquisitions and divestitures; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; litigation; strikes; labor cost changes; rates of return on assets of the company’s defined benefit retirement plans; pension changes; uncertainties surrounding the U.S. government budget, sequestration and debt limit; reduced cash flow; ability to achieve cost-out initiatives; interest rates affecting our debt.

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Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 3

Condensed Financial Statements (First Quarter 2014)

Unaudited Condensed Consolidated Statements of Earnings

	Three Months Ended March 31,
($ in millions, except per share amounts)	2014	2013

Net sales	$2,006.8	$1,991.0

Costs and expenses

Cost of sales (excluding depreciation and amortization)	(1,612.9)	(1,643.5)
Depreciation and amortization	(68.8)	(72.5)
Selling, general and administrative	(107.7)	(109.3)
Business consolidation and other activities	–	(22.7)

	(1,789.4)	(1,848.0)

Earnings before interest and taxes	217.4	143.0

Interest expense	(40.2)	(44.8)
Debt refinancing costs	(33.1)	–
Total interest expense	(73.3)	(44.8)
Earnings before taxes	144.1	98.2
Tax provision	(39.6)	(18.1)
Equity in results of affiliates, net of tax	0.4	(0.8)

Net earnings from continuing operations	104.9	79.3

Discontinued operations, net of tax	–	0.1

Net earnings	104.9	79.4

Less net earnings attributable to noncontrolling interests	(11.4)	(7.4)

Net earnings attributable to Ball Corporation	$93.5	$72.0

Earnings per share:

Basic–continuing operations	$0.67	$0.48
Basic–discontinued operations	–	–
Total basic earnings per share	$0.67	$0.48

Diluted–continuing operations	$0.65	$0.47
Diluted–discontinued operations	–	–
Total diluted earnings per share	$0.65	$0.47

Weighted average shares outstanding (000s):
Basic	140,405	148,976
Diluted	144,058	152,316

Condensed Financial Statements (First Quarter 2014)

Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
($ in millions)	2014	2013

Cash Flows from Operating Activities:

Net earnings	$104.9	$79.4
Discontinued operations, net of tax	–	(0.1)
Depreciation and amortization	68.8	72.5
Business consolidation and other activities	–	22.7
Deferred tax provision	2.6	9.6
Other, net	(12.9)	(56.4)
Changes in working capital	(299.6)	(450.3)

Cash provided by (used in) continuing operating activities	(136.2)	(322.6)
Cash provided by (used in) discontinued operating activities	–	(2.0)

Total cash provided by (used in) operating activities	(136.2)	(324.6)

Cash Flows from Investing Activities:

Capital expenditures	(61.4)	(88.7)
Business acquisitions, net of cash acquired	–	(12.6)
Other, net	6.3	(8.0)

Cash provided by (used in) investing activities	(55.1)	(109.3)

Cash Flows from Financing Activities:

Changes in borrowings, net	161.2	545.6
Purchases of common stock, net of issuances	(193.5)	(65.8)
Dividends	(18.6)	(19.3)
Other, net	5.8	8.5

Cash provided by (used in) financing activities	(45.1)	469.0

Effect of currency exchange rate changes on cash	(4.2)	(1.2)

Change in cash	(240.6)	33.9
Cash–beginning of period	416.0	174.1
Cash–end of period	$175.4	$208.0

Condensed Financial Statements (First Quarter 2014)

Unaudited Condensed Consolidated Balance Sheets

	March 31,
($ in millions)	2014	2013

Assets

Current assets

Cash and cash equivalents	$175.4	$208.0
Receivables, net	981.1	1,057.7
Inventories, net	1,081.6	1,143.6
Deferred taxes and other current assets	166.2	213.4
Total current assets	2,404.3	2,622.7

Property, plant and equipment, net	2,360.2	2,280.1

Goodwill	2,398.8	2,319.5

Other assets, net	581.2	553.7

Total assets	$7,744.5	$7,776.0

Liabilities and Shareholders’ Equity

Current liabilities

Short-term debt and current portion of long-term debt	$412.9	$425.6
Payables and other accrued liabilities	1,408.4	1,317.3
Total current liabilities	1,821.3	1,742.9

Long-term debt	3,357.7	3,405.3

Other long-term liabilities	1,283.4	1,370.3

Shareholders’ equity	1,282.1	1,257.5

Total liabilities and shareholders’ equity	$7,744.5	$7,776.0

Notes to the Condensed Financial Statements (First Quarter 2014)

1. Business Segment Information

	Three Months Ended March 31,
($ in millions)	2014	2013

Net sales–

Metal beverage packaging, Americas & Asia	$997.6	$995.2
Metal beverage packaging, Europe	450.2	402.9
Metal food & household products packaging	341.1	367.2
Aerospace & technologies	220.7	231.4
Corporate and intercompany eliminations	(2.8)	(5.7)
Net sales	$2,006.8	$1,991.0

Earnings before interest and taxes–

Metal beverage packaging, Americas & Asia	$124.9	$104.0
Business consolidation and other activities	4.8	(1.5)
Total metal beverage packaging, Americas & Asia	129.7	102.5

Metal beverage packaging, Europe	55.5	30.9
Business consolidation and other activities	(1.2)	(1.7)
Total metal beverage packaging, Europe	54.3	29.2

Metal food & household products packaging	36.3	34.7
Business consolidation and other activities	(3.1)	(18.8)
Total metal food & household products packaging	33.2	15.9

Aerospace & technologies	24.1	17.9

Segment earnings before interest and taxes	241.3	165.5

Undistributed and corporate expenses and intercompany eliminations, net	(23.4)	(21.8)
Business consolidation and other activities	(0.5)	(0.7)
Total undistributed and corporate expenses and intercompany eliminations, net	(23.9)	(22.5)

Earnings before interest and taxes	$217.4	$143.0

7

Notes to the Condensed Financial Statements (First Quarter 2014)

2. Significant Business Consolidation Activities and Other Noncomparable Items

2014

Metal Beverage Packaging, Americas and Asia

During the first quarter, the company received and recorded compensation of $5.0 million ($3.7 million after tax) for the reimbursement of severance costs incurred in connection with the company’s closure and relocation of the Shenzhen manufacturing facility in 2013.

Metal Food and Household Products Packaging

During the fourth quarter of 2013, the company announced the closure of its Danville, Illinois, steel aerosol packaging facility in the second half of 2014. Charges of $2.0 million ($1.2 million after tax) were recorded during the first quarter in connection with the pending closure. The first quarter also included charges of $1.1 million ($0.7 million after tax) for other insignificant activities.

Metal Beverage Packaging, Europe, and Corporate

The company recorded charges of $1.2 million ($1.1 million after tax), primarily for headcount reductions, cost-out initiatives and the relocation of the company’s European headquarters from Germany to Switzerland, as well as additional tax expense of $2.1 million related to this relocation. The quarter also included charges of $0.5 million ($0.4 million after tax) for other insignificant activities.

In January, Ball completed the redemption of its outstanding 7.375 percent senior notes due in September 2019. The redemption of the bonds resulted in a charge of $33.1 million ($20.6 million after tax) for the call premium and the write off of unamortized financing costs and premiums.

2013

In February 2013, Ball announced it would close its Elgin, Illinois, food and household products packaging facility in December 2013. The first quarter included charges of $20.8 million ($12.6 million after tax) in connection with the closure. The first quarter also included charges of $1.1 million ($0.6 million after tax) related to the previously announced closures of Ball’s Columbus, Ohio, and Gainesville, Florida, metal beverage packaging facilities and voluntary separation programs.

Other items in the quarter included charges of $2.1 million ($1.6 million after tax) for the third quarter 2012 relocation of the company’s European headquarters from Germany to Switzerland, as well as additional tax expense of $1.9 million related to this relocation. Additionally, the quarter included income of $2.0 million ($1.2 million after tax) related to the reimbursement of funds paid in 2012 for the settlement of certain Canadian defined benefit pension liabilities related to previously closed facilities.

A summary of the effects of the above transactions on after-tax earnings is as follows:

	Three Months Ended March 31,
($ in millions, except per share amounts)	2014	2013

Net earnings attributable to Ball Corporation, as reported	$93.5	$72.0
Discontinued operations, net of tax	–	(0.1)
Business consolidation and other activities, net of tax	3.2	16.0
Debt refinancing costs, net of tax	20.6	–

Net earnings attributable to Ball Corporation before above transactions (Comparable Net Earnings)	$117.3	$87.9
Per diluted share before above transactions	$0.81	$0.58

Notes to the Condensed Financial Statements (First Quarter 2014)

2. Significant Business Consolidation Activities and Other Noncomparable Items (continued)

A summary of the effects of the above transactions on earnings before interest and taxes is as follows:

	Three Months Ended March 31,
($ in millions)	2014	2013

Earnings before interest and taxes, as reported	$217.4	$143.0
Business consolidation and other activities	–	22.7

EBIT before above transactions (Comparable EBIT)	$217.4	$165.7

Non-U.S. GAAP Measures–Non-U.S. GAAP measures should not be considered in isolation. They should not be considered superior to, or a substitute for, financial measures calculated in accordance with U.S. GAAP and may not be comparable to similarly titled measures of other companies. Presentations of earnings and cash flows presented in accordance with U.S. GAAP are available in this earnings release and quarterly and annual regulatory filings.